UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2005 (June 16, 2005)

US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Hollister Road, Suite 250
Houston, TX	77040

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 934-3855

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Exhibit 9.01 Financial Statements and Exhibits
SIGNATURE
Securities Purchase Agreement
Form of Common Stock Purchase Warrant
Form of Common Stock Purchase Warrant
Registration Rights Agreement

Item 3.02 Unregistered Sales of Equity Securities.

Effective as of June 16, 2005, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company sold to nine accredited investors (each a “Purchaser” and collectively, the “Purchasers”) an aggregate of 1,258,654 shares of the Company’s Common Stock for an aggregate purchase price of $600,000 ($0.4767 per share) pursuant to that certain Securities Purchase Agreement dated effective as of June 16, 2005 (the “Equity Agreement”). In connection with the Equity Agreement, the Company issued warrants to the Purchasers to purchase an aggregate of 629,328 shares of the Company’s common stock, of which 50%, or 314,664 shares, were issued with an exercise price of $0.715 per share and the remaining 314,664 shares were issued with an exercise price of $0.812 per share. The warrants may be exercised at any time after June 16, 2005 and prior to June 16, 2008. The Company, pursuant to the Registration Rights Agreement dated June 16, 2005 between the Company and the Purchasers, agreed to file a registration statement for the resale of the shares of Common Stock purchased by the Purchasers, including shares issued upon exercise of the warrants.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1 Securities Purchase Agreement dated as of June 16, 2005 among the Registrant and the Purchasers.

4.2 Form of Common Stock Purchase Warrant dated June 16, 2005 among the Registrant and the Holders with an exercise price of $0.715 per share.

4.3 Form of Common Stock Purchase Warrant dated June 16, 2005 among the Registrant and the Holders with an exercise price of $0.812 per share.

4.4 Registration Rights Agreement entered into as of June 16, 2005, among the Registrant and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DATAWORKS, INC.

/s/ JOHN S. REILAND

John S. Reiland
Chief Financial Officer

Dated: July 21, 2005